Exhibit 23.4

16F, Tower A, Knowledge City, 77 Xueyuan Road, Xihu District,
Hangzhou 310012 P. R. China
T: (86-571) 2689-8188
F: (86-571) 2689-8199
junhehz@junhe.com

CONSENT LETTER

To	Planet Image International Limited

No. 756 Guangfu Road

Hi-tech Development Zone

Xinyu City, Jiangxi Province

People’s Republic of China

June 3, 2025

Dear Sirs or Madams:

We hereby consent to the references to our firm’s name under the heading of “Enforceability of Civil Liabilities” in Planet Image International Limited’s Registration Statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP

JunHe LLP

Beijing Head Office	Shanghai Office	Guangzhou Office	Shenzhen Office	Hangzhou Office
Tel: (86-10) 8519-1300	Tel: (86-21) 5298-5488	Tel: (86-20) 2805-9088	Tel: (86-755) 2587-0765	Tel: (86-571) 2689-8188
Fax: (86-10) 8519-1350	Fax: (86-21) 5298-5492	Fax: (86-20) 2805-9099	Fax: (86-755) 2587-0780	Fax: (86-571) 2689-8199

Chengdu Office	Qingdao Office	Dalian Office	Haikou Office	Tianjin Office
Tel: (86-28) 6739-8000	Tel: (86-532) 6869-5000	Tel: (86-411) 8250-7578	Tel: (86-898) 6851-2544	Tel: (86-22) 5990-1301
Fax: (86-28) 6739-8001	Fax: (86-532) 6869-5010	Fax: (86-411) 8250-7579	Fax: (86-898) 6851-3514	Fax: (86-22) 5990-1302

Hong Kong Office	New York Office	Silicon Valley Office
Tel: (852) 2167-0000	Tel: (1-212) 703-8702	Tel: (1-888) 886-8168
Fax: (852) 2167-0050	Fax: (1-212) 703-8720	Fax: (1-888) 808-2168		www.junhe.com